EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John Hislop, President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer of Nation Energy, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Nation Energy, Inc. for the year ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Nation Energy, Inc.

Dated: November 28th , 2006

“John R Hislop”

John Hislop
President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer
Nation Energy, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Nation Energy Inc. and will be retained by Nation Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.